DEPOSIT AGREEMENT

                                       BETWEEN

                    THE BANK OF NEW YORK, as Book-Entry Depositary

                                         and

                         TXU EASTERN FUNDING COMPANY, Issuer






                               Dated as of May 13, 1999


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                                  TABLE OF CONTENTS
                                                                       Page
                                                                       ----

                                      ARTICLE I

                       Definitions and Other General Provisions
          Section 1.01.  Definitions  . . . . . . . . . . . . . . . . .   1
          Section 1.02.  Rules of Construction  . . . . . . . . . . . .   4

                                      ARTICLE II

                                 Book-Entry Interests
          Section 2.01.  Deposit of the Global Senior Notes . . . . . .   4
          Section 2.02.  Book-Entry System  . . . . . . . . . . . . . .   5
          Section 2.03.  Registration of Transfer of the Book-Entry
                           Interests  . . . . . . . . . . . . . . . . .   7
          Section 2.04.  Transfer or Exchange of Global Senior Notes  .   9
          Section 2.05.  Issuance of Certificated Registered Senior
                           Notes in Respect of the Senior Notes . . . .  10
          Section 2.06.  Redemption of the Senior Notes . . . . . . . .  11
          Section 2.07.  Cancellation . . . . . . . . . . . . . . . . .  11
          Section 2.08.  Payments in Respect of the Book-Entry
                           Interests and the Global Senior Notes  . . .  11
          Section 2.09.  Change in Principal Amount of Global
                           Senior Notes . . . . . . . . . . . . . . . .  12
          Section 2.10.  Record Date  . . . . . . . . . . . . . . . . .  12
          Section 2.11.  Action in Respect of the Book-Entry
                           Interests or the Global Senior Notes . . . .  12
          Section 2.12.  Reports and Notices  . . . . . . . . . . . . .  13
          Section 2.13.  Additional Amounts . . . . . . . . . . . . . .  13
          Section 2.14.  Changes Affecting Global Senior Notes  . . . .  13

                                     ARTICLE III

                              The Book-Entry Depositary
          Section 3.01.  Certain Duties and Responsibilities  . . . . .  13
          Section 3.02.  Events of Default  . . . . . . . . . . . . . .  14
          Section 3.03.  Certain Rights of Book-Entry Depositary  . . .  14
          Section 3.04.  Not Responsible for Recitals or Issuance
                           of Senior Notes  . . . . . . . . . . . . . .  15
          Section 3.05.  Money Held in Trust  . . . . . . . . . . . . .  15
          Section 3.06.  Compensation and Reimbursement . . . . . . . .  16
          Section 3.07.  Book-Entry Depositary Required; Eligibility  .  16
          Section 3.08.  Resignation and Removal; Appointment
                           of Successor . . . . . . . . . . . . . . . .  17
          Section 3.09.  Acceptance of Appointment by Successor . . . .  18
          Section 3.10.  Merger, Conversion, Consolidation or
                           Succession to Business . . . . . . . . . . .  19
          Section 3.11.  Letters of Representations . . . . . . . . . .  19

                                     i
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                                      ARTICLE IV

                               Miscellaneous Provisions
          Section 4.01.  Notices to Book-Entry Depositary or Issuer . .  19
          Section 4.02.  Notice to DTC; Waiver  . . . . . . . . . . . .  20
          Section 4.03.  Effect of Headings and Table of Contents . . .  20
          Section 4.04.  Successors and Assigns . . . . . . . . . . . .  20
          Section 4.05.  Separability Clause  . . . . . . . . . . . . .  20
          Section 4.06.  Benefits of Agreement  . . . . . . . . . . . .  20
          Section 4.07.  GOVERNING LAW  . . . . . . . . . . . . . . . .  20
          Section 4.08.  Jurisdiction . . . . . . . . . . . . . . . . .  21
          Section 4.09.  Counterparts . . . . . . . . . . . . . . . . .  21
          Section 4.10.  Inspection of Agreement  . . . . . . . . . . .  21
          Section 4.11.  Satisfaction and Discharge . . . . . . . . . .  21
          Section 4.12.  Amendments . . . . . . . . . . . . . . . . . .  22
          Section 4.13.  Book-Entry Depositary To Sign Amendments . . .  22

                                      ii
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                                  DEPOSIT AGREEMENT


               This Deposit Agreement (as the same may be amended from time to time in accordance with the provisions hereof, the "Deposit Agreement"), dated as of May 13, 1999, is among The Bank of New York, a New York banking corporation, as book-entry depositary with respect to the Global Senior Notes hereunder (the "Book-Entry Depositary"), TXU Eastern Funding Company, a private unlimited company incorporated under the laws of England and Wales (the "Issuer"), and the holders and beneficial owners from time to time of interests in the Book-Entry Interests.


                                      ARTICLE I

                       DEFINITIONS AND OTHER GENERAL PROVISIONS

          Section 1.01.  Definitions.

               Terms not defined herein have the meanings ascribed to them in the Indenture. The following terms, as used herein, have the following meanings:

               "Book-Entry Depositary" means the party named as such in this Agreement or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter "Book-Entry Depositary" shall mean such successor or its nominee or the custodian of either.

               "Book-Entry Interests" means the certificateless depositary interests that shall at all times, prior to any issuance of Certificated Registered Senior Notes in respect thereof, represent the right to receive 100% of the principal, premium (if any) and interest on the underlying Senior Notes from time to time received by the Book-Entry Depositary.

               "Book-Entry Register" has the meaning ascribed thereto in
          Section 2.03 hereof.

               "Corporate Trust Office" means the office of the Book-Entry Depositary in The City of New York, at which at any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 101 Barclay Street, New York, NY 10286, Attn: Corporate Trust Division, Corporate Finance Group.

               "Certificated Registered Senior Notes" means Senior Notes issued by the Issuer pursuant to the Indenture substantially in a form therefor included as an exhibit to the Officer's Certificate and registered in the names of the beneficial owners thereof.

               "DTC" means The Depository Trust Company, New York, New York or any successor depositary with respect to the Book-Entry Interests as recorded on the Book-Entry Register.

               "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

               "Exchange Senior Notes" means any 6.15% Exchange Senior Notes due May 15, 2002, 6.45% Exchange Senior Notes due May 15, 2005, and 6.75% Exchange Senior Notes due May 15, 2009 of the Issuer issued in exchange for Initial Senior Notes pursuant to the Registration Rights Agreement.

               "Global Senior Notes" means Senior Notes in bearer form issued by the Issuer to the Book-Entry Depositary pursuant to the Indenture, substantially in the form included therefor as an exhibit to the Officer's Certificate.

               "Guarantor" means TXU Eastern Holdings Limited, a private limited company incorporated under the laws of England and Wales.

               "IAI Global Senior Notes" means those Global Senior Notes in which Interests may be purchased by institutional "accredited investors" as defined under Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act.

               "IAI Purchaser" means an institutional "accredited investor" who is not a Qualified Institutional Buyer who purchases an Interest in an IAI Global Senior Note pursuant to Rule 501(a)(1),
          (2), (3) or (7) of Regulation D under the Securities Act for investment purposes and not for distribution in violation of the Securities Act.

               "Indenture" means the Indenture dated as of May 1, 1999, among the Issuer, the Guarantor, and The Bank of New York, as Trustee, relating to the Senior Notes as originally executed or as it may from time to time be supplemented or amended including by Officer's Certificate and, for all purposes to the extent applicable, the provisions of the Trust Indenture Act that are deemed to be a part of and govern such instrument.

               "Indirect Participant" has the meaning specified in Section
          2.02 herein.

               "Initial Purchasers" means Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, ABN AMRO Incorporated, BNY Capital Markets, Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Montgomery Securities LLC, Salomon Smith Barney Inc. and Warburg Dillon Read LLC.

               "Initial Senior Notes" means the 6.15% Senior Notes due May 15, 2002, the 6.45% Senior Notes due May 15, 2005, and the 6.75% Senior Notes due May 15, 2009 of the Issuer.

               "Interests" means beneficial interests in the Book-Entry Interests that will be shown on records maintained by DTC or its direct or indirect Participants.

               "Issuer" means the party named as such in this Agreement until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.

               "Issuer Order" means a written request or order signed in the name of the Issuer by any officer of the Issuer or other person duly authorized by the Board of Directors, and delivered to the Book-Entry Depositary.

               "Jurisdiction of Incorporation" means each jurisdiction in which the Issuer or the Guarantor, as the case requires, is incorporated or organized.

               "Letters of Representations" means the Letters of Representations to DTC relating to the Initial Senior Notes, each dated May 13, 1999, from the Book-Entry Depositary and the Issuer.

               "Officer's Certificate" means the certificates signed in the name of the Issuer by an officer or director of the Issuer or by any other person duly authorized by the Board of Directors of the Issuer and signed in the name of the Guarantor by an officer or director of the Guarantor or by any other person duly authorized by the Board of Directors of the Guarantor, each dated as of May 13, 1999 and establishing certain terms of the Senior Notes.

               "officer's certificate" means a certificate signed in the name of the Issuer by an Authorized Officer of the Issuer and delivered to the Trustee or the Book-Entry Depositary, as the case requires.

               "144A Global Senior Notes" means those Global Senior Notes in which Interests may be purchased by Qualified Institutional Buyers under Rule 144A of the Securities Act.

               "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or regular counsel for the Issuer or may be other counsel reasonably acceptable to the Book-Entry Depositary.

               "Participant" has the meaning specified in Section 2.02 herein.

               "Qualified Institutional Buyer" means a qualified institutional buyer as defined in Rule 144A of the Securities Act who purchases an Interest in a 144A Global Senior Note under Rule 144A.

               "Registered Holder" means, with respect to any Book-Entry Interest, the Person in whose name such Book-Entry Interest is registered on the Book-Entry Register maintained by the Book-Entry Depositary.

               "Registration Rights Agreement" means the agreement, dated May 13, 1999, among the Guarantor, the Issuer and the Initial Purchasers of the Initial Senior Notes whereby, among other things, the Guarantor and the Issuer have agreed to file a registration statement with the US Securities and Exchange Commission relating to an exchange offer pursuant to which Exchange Senior Notes would be offered in exchange for Initial Senior Notes.

               "Reg S Global Senior Notes" means those Global Senior Notes in which Interests may be purchased by foreign purchasers under Regulation S of the Securities Act.

               "Regulation S Purchaser" or "foreign purchaser" means a person or entity residing outside of the United States who purchases an Interest in a Reg S Global Senior Note pursuant to Rule 904 of Regulation S of the Securities Act.

               "Responsible Officer", when used with respect to the Book-Entry Depositary, means any authorized officer of the Book-Entry Depositary including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Book-Entry Depositary who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any depositary matter is referred because of such officer's knowledge of and familiarity with the particular subject.

               "Securities Act" means the United States Securities Act of 1933, as amended.

               "Senior Notes" means the Initial Senior Notes and, upon their issuance in accordance with the Registration Rights Agreement, the Exchange Senior Notes.

               "Taxing Jurisdiction" means (i) any supranational federation to which a Jurisdiction of Incorporation belongs or (ii) any Jurisdiction of Incorporation (or any political subdivision or taxing authority thereof or therein) or any jurisdiction in which the Issuer or the Guarantor is incorporated or in which the Issuer or the Guarantor is managed and controlled or has a place of business.

               "Trustee" means The Bank of New York and its successors and assigns, as trustee under the Indenture.

          Section 1.02.  Rules of Construction.

               Unless the context otherwise requires:

               (a)  a term has the meaning assigned to it;

               (b)  "or" is not exclusive;

               (c)  "including" means including without limitation; and

               (d) words in the singular include the plural and words in the plural include the singular.


                                      ARTICLE II

                                 BOOK-ENTRY INTERESTS

          Section 2.01.  Deposit of the Global Senior Notes.

               (a) The Book-Entry Depositary hereby accepts custody of the Global Senior Notes and shall act as Book-Entry Depositary in accordance with the terms of this Agreement. The Book-Entry Depositary shall hold such Global Senior Notes at its Corporate Trust Office in The City of New York, at the office of the paying agent in Luxembourg or at such place as it shall determine with the consent of the Issuer and shall issue the Book-Entry Interests to DTC or its nominee in accordance with the Letters of Representations.

               (b) The 144A Global Senior Notes are identified by the following CUSIP numbers:

                    6.15% Senior Notes due May 15, 2002 - 873169AA4
                    6.45% Senior Notes due May 15, 2005 - 873169AD8
                    6.75% Senior Notes due May 15, 2009 - 873169AG1

               (c) The Reg S Global Senior Notes are identified by the following CUSIP numbers:

                    6.15% Senior Notes due May 15, 2002 - G9143JAA8 6.45% Senior Notes due May 15, 2005 - G9143JAB6 6.75% Senior Notes due May 15, 2009 - G9143JAC4

               (d) The IAI Global Senior Notes are identified by the following CUSIP numbers:

                    6.15% Senior Notes due May 15, 2002 - 873169AB2
                    6.45% Senior Notes due May 15, 2005 - 873169AE6
                    6.75% Senior Notes due May 15, 2009 - 873169AH9

          Section 2.02.  Book-Entry System.

               (a) Upon acceptance by DTC of the Book-Entry Interests for entry into its book-entry settlement system in accordance with the terms of the Letters of Representations, Interests in the Book-Entry Interests will be recorded on and traded through DTC's book-entry system, and beneficial ownership of such Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or (ii) institutions that have accounts with DTC ("Participants") or
          (iii) institutions that have accounts directly or indirectly with Participants ("Indirect Participants"). Interests shall be transferable only as units representing authorized denominations of the Senior Notes.

               (b) The Book-Entry Interests shall be issuable only to DTC or successors of DTC or their respective nominees. Except as provided in Section 2.05, no beneficial owner of Interests shall be entitled to receive a Certificated Registered Senior Note, and such beneficial owner's Interests shall be reflected only in accordance with the procedures of DTC as set forth in the Letters of Representations.

               (c) Transfers of the Book-Entry Interests and Interests with respect to Initial Senior Notes shall be subject to the restrictions on transfer provided in the legend set forth on the face of the Global Senior Notes relating thereto. Such restrictions will not apply to Book-Entry Interests and Interests with respect to Exchange Senior Notes.

               In addition, each purchaser of an Interest in the Initial Senior Notes, by accepting such Interest, will be deemed to have represented and agreed as follows:

                    (1) it is acquiring the Interest in the Initial Senior Notes for its own account or for an account with respect to which it exercises sole investment discretion, and that it or such account, as the case may be, is a Qualified Institutional Buyer, a foreign purchaser outside the US or an institutional "accredited investor" acquiring the beneficial interests in the senior notes for investment purposes and not for distribution;

                    (2) it acknowledges that the offer and sale of the Interests in the Initial Senior Notes have not been registered under the Securities Act and such Interests may not be resold except as permitted below;

                    (3) it understands and agrees that such Interests in the Initial Senior Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that (A) if it decides to resell, pledge or otherwise transfer such Interests in the Initial Senior Notes to which the legend set forth below applies, such Interests in the Initial Senior Notes may be resold, pledged or transferred only (i) to the Issuer or the Guarantor, (ii) in a transaction entitled to an exemption from registration provided by Rule 144 under the Securities Act, (iii) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iv) in an offshore transaction in accordance with Rule 904 of Regulation S of the Securities Act, (v) to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act acquiring the Interest in the Initial Senior Notes, in a minimum principal amount of $250,000, for investment purposes and not for distribution, or (vi) pursuant to an effective registration statement under the Securities Act, and (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Interests in Initial Senior Notes from it of the resale restrictions referred to in (A) above, if then applicable. Before any Interest in an Initial Senior Note may be offered, sold, pledged or otherwise transferred by a Qualified Institutional Buyer to a person who is not a Qualified Institutional Buyer or by a Regulation S Purchaser to a person who is not a Regulation S Purchaser, the transferee and/or the transferor must provide the Trustee with written certification (the form of which certification is substantially in the form of Exhibit A to this Agreement and which may be obtained from the Book-Entry Depositary) as to the compliance with the transfer restrictions referred to above. If any resale or other transfer of an Interest in the Initial Senior Notes is proposed to be made pursuant to clause (v) above, the transferor shall deliver a letter from the transferee substantially in the form of Exhibit B to this Agreement to the Issuer, the Guarantor and to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" that is acquiring such beneficial interest for investment purposes and not for distribution in violation of the Securities Act. Each purchaser of an Interest in the Initial Senior Notes acknowledges that the Issuer, the Guarantor and the Trustee reserve the right prior to any offer, sale or other transfer of such Interest in the Initial Senior Notes pursuant to clauses (ii), (iv) or (v) above to require the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to the Issuer, the Guarantor and the Trustee that the proposed sale complies with the foregoing restrictions. An IAI Purchaser may not transfer its Interest in an Initial Senior Note to another IAI Purchaser.;

                    (4) it understands that the following legend will be placed on the Initial Senior Notes unless otherwise agreed by the Issuer:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) (1) TO TXU EASTERN FUNDING COMPANY OR TXU EASTERN HOLDINGS LIMITED, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, AND THAT IS ACQUIRING THE SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR
               (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL THE APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES";

                    (5) it (i) is able to fend for itself in the transactions contemplated by the offering memorandum dated May 6, 1999; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in such Interest in the Initial Senior Notes;
               (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and (iv) acknowledges that it may be required to bear the financial risks of this investment for an indefinite period of time;

                    (6) if it is (i) a purchaser in a sale that occurs outside the US within the meaning of Regulation S of the Securities Act, or (ii) a "distributor," "dealer" or person "receiving a selling concession, fee or other remuneration" in respect of securities sold, prior to the expiration of the Restricted Period (as defined below), it acknowledges that until the expiration of the Restricted Period any offer or sale of such Interest in the Initial Senior Notes shall not be made by it to a US person or for the account or benefit of a US person within the meaning of Rule 902(k) of Regulation S of the Securities Act, except offers or sales made pursuant to Rule 144A. The "Restricted Period" means, with respect to Interests in the Initial Senior Notes, the 40-day period following the later of (i) the date on which such Interests in Initial Senior Notes are first offered to persons other than distributors (as defined in Regulation S) and (ii) the original issue date of such Interests in Initial Senior Notes;

                    (7) if it is a foreign purchaser, it acknowledges that, until the expiration of the Restricted Period, it may not, directly or indirectly, reoffer, resell, pledge or otherwise transfer an Interest in the Initial Senior Notes or any interest therein except to a person who certifies in writing to the Trustee that such transfer satisfies, as applicable, the requirements of the legend described above and that none of the Interests in the Initial Senior Notes will be accepted for registration of any transfer prior to the end of the Restricted Period unless the transferee has first complied with the certification requirements described in this paragraph;

                    (8) it acknowledges that no part of the funds to be
               used to purchase the Interest in the Initial Senior Notes to be purchased by such purchaser constitutes assets which are directly or indirectly the assets of any employee benefit plan such that the use of such assets constitutes a non-exempt prohibited transaction under the US Employee Retirement Income Security Act of 1974, as amended (ERISA), or the US Internal Revenue Code of 1986, as amended. As used in this paragraph, the term "employee benefit plan" shall have the meaning assigned to such term in Section 3 of ERISA;

                    (9) it understands that the Issuer, the Guarantor, the Initial Purchasers, the Trustee, the Paying Agents and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations and warranties deemed to have been made by it by its purchase of an Interest in the Initial Senior Notes are no longer accurate, it shall promptly notify the Issuer, the Guarantor and the Initial Purchasers. If it is acquiring an Interest in the Initial Senior Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account.

               If the Issuer issues certificated Initial Senior Notes in respect of the Initial Senior Notes in exchange for Interests in the Initial Senior Notes, then all of the above agreements, representations and warranties will apply to the certificated Initial Senior Notes.

          Section 2.03.  Registration of Transfer of the Book-Entry
          Interests.

               (a) The Book-Entry Depositary agrees to maintain at the Book-Entry Depositary's Corporate Trust Office the Book-Entry Register in which the Book-Entry Depositary shall (i) record Cede & Co., as nominee of DTC, as the initial registered owner of the Book-Entry Interests and (ii) record the registration and transfer of the Book-Entry Interests. The Book-Entry Depositary shall maintain a place of transfer at its Corporate Trust Office in The City of New York. The Book-Entry Depositary shall not recognize any transfer of the Book-Entry Interests unless and until such transfer is recorded on the Book-Entry Register. The Book-Entry Depositary shall not constitute the agent of the Issuer for any other purpose and, in particular, it shall not constitute the agent of the Issuer in relation to any payments it may make to DTC in respect of the Book-Entry Interests or be authorized to undertake any obligations on behalf of the Issuer.

               (b) The foregoing paragraph shall not (i) impose an obligation on the Book-Entry Depositary to record the ownership interests in or transfers of Interests held by Participants or their successors or Indirect Participants or (ii) restrict transfers of such Interests held by Participants or Indirect Participants. The Book-Entry Depositary shall treat DTC or its nominee as the absolute owner of the Book-Entry Interests for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order enforceable against the Book-Entry Depositary.

               (c) Unless and until Global Senior Notes are exchanged for Certificated Registered Senior Notes pursuant to Section 2.05, the Book-Entry Depositary may not register the transfer of the Book-Entry Interests except: (i) by DTC to its nominee; (ii) by a nominee of DTC to DTC or to another nominee of DTC; (iii) by DTC or any nominee to a successor depositary or a nominee of such successor depositary; or (iv) from one Book-Entry Interest to another Book-Entry Interest owned by DTC or its nominee. The transfers described in clauses (i), (ii) and (iii) of this paragraph shall only be made as a whole.

               (d) The Book-Entry Depositary shall register the transfer of a Book-Entry Interest in a Reg S Global Senior Note or an IAI Global Senior Note to a Book-Entry Interest in a corresponding 144A Global Senior Note upon receipt of the following:

                    (1) instructions from DTC to make the transfer in a
               specified principal amount and identifying the transferor of the corresponding Interest;

                    (2) a written certification by the transferor of the
               Interest to the effect that the transfer of the Interest is being made to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A (which may be in the form of Exhibit A hereto); and

                    (3) until the expiration of the Restricted Period, if
               the transferor of the Interest is a foreign purchaser, the written certification described in Section 2.02(c)(7) hereof.

               (e) The Book-Entry Depositary shall register the transfer of a Book-Entry Interest in a 144A Global Senior Note or a Reg S Global Senior Note to a Book-Entry Interest in a corresponding IAI Global Senior Note upon receipt of the following:

                    (1) instructions from DTC to make the transfer in a
               specified principal amount and identifying the transferor and transferee of the corresponding Interest;

                    (2) a written certification by the transferor of the
               Interest that the transfer of the Interest is being made to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that is acquiring such Interest for investment purposes and not for distribution (which may be in the form of Exhibit A hereto);

                    (3) a letter signed by the transferee of the Interest
               substantially in the form of Exhibit B hereto or confirmation from the Company, the Guarantor and the Trustee that such a letter has been delivered to them; and

                    (4) such other opinion of counsel, certifications and
               other information as the Company, the Guarantor or the Trustee may request.

               Interests in IAI Global Senior Notes may not be transferred to another IAI Purchaser.

               (f) The Book-Entry Depositary shall register the transfer of a Book-Entry Interest in a 144A Global Senior Note or an IAI Global Senior Note to a Book-Entry Interest in a corresponding Reg S Global Senior Note upon receipt of the following:

                    (1) instructions from DTC to make the transfer in a
               specified principal amount and identifying the transferor of the corresponding Interest;

                    (2) a written certification by the transferor of the
               Interest that the transfer of the Interest is being made in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act or (if available) Rule 144 under the Securities Act (which may be in the form of Exhibit A hereto); and

                    (3) such other opinion of counsel, certifications and
               other information as the Company, the Guarantor or the Trustee may request.

               (g) The authorized denominations for transfers of Book-Entry Interests and Interests shall be a minimum principal amount of $10,000 and additional multiples of $1,000 for principal amounts over $10,000 except that each transfer of a Book-Entry Interest in an IAI Global Senior Note shall be in a minimum principal amount of $250,000 and additional multiples of $1,000 for principal amounts over $250,000.

          Section 2.04.  Transfer or Exchange of Global Senior Notes.

               (a) The Book-Entry Depositary shall hold the Global Senior Notes in custody for the benefit of DTC. Subject to this Section and Section 3.08, the Book-Entry Depositary shall not transfer or lend the Global Senior Notes or any interest therein, except that the Global Senior Notes, as a whole and with the Issuer's consent, may be transferred (i) by the Book-Entry Depositary to a nominee of the Book-Entry Depositary; (ii) by a nominee of the Book-Entry Depositary to another nominee of the Book-Entry Depositary; or (iii) by the Book-Entry Depositary or any such nominee to a successor Book-Entry Depositary or a nominee of such successor Book-Entry Depositary. Notwithstanding the foregoing, the Book-Entry Depositary may not under any circumstances surrender or deliver the Global Senior Notes to DTC.

               (b) The Book-Entry Depositary shall, upon the request of the Issuer or the Trustee, exchange Global Senior Notes with respect to Initial Senior Notes for Global Senior Notes with respect to the corresponding Exchange Senior Notes, consistent with the terms of the Indenture upon consummation of the transactions contemplated by the Registration Rights Agreement.

               (c) Upon the registration of a transfer of a specified principal amount from one Book-Entry Interest to another Book-Entry Interest as provided in Section 2.03, the Book-Entry Depositary shall deliver the corresponding Global Senior Notes to the Trustee for an endorsement on the reverse of the Global Senior Notes to reflect the adjusted principal amounts or in exchange for replacement Global Senior Notes in the necessary adjusted principal amounts to reflect such transfer.

               (d) Upon the date specified in a written notice of redemption of all or part of one or more Global Senior Notes delivered to the Book-Entry Depositary by or on behalf of the Issuer, the Book-Entry Depositary shall present such Global Senior Notes to the Trustee or other Paying Agent for payment of the amounts specified in such notice and, if such Global Senior Notes are to be redeemed in part, for one or more replacement Global Senior Notes in the principal amount not redeemed.

          Section 2.05. Issuance of Certificated Registered Senior Notes in Respect of the Senior Notes.

               Except as provided in this Section 2.05, no beneficial owner of Interests shall be entitled to receive Certificated Registered Senior Notes.

               The Book-Entry Depositary will promptly notify the Trustee and request in writing that the Issuer issue and the Trustee authenticate and deliver Certificated Registered Senior Notes in exchange for Global Senior Notes with respect to the Senior Notes, as a whole but not in part, in such names and authorized denominations as the Book-Entry Depositary shall specify, if:
          (i) DTC notifies the Issuer and the Book-Entry Depositary that it is unwilling or unable to continue to hold the Book-Entry Interests related to such Global Senior Notes or DTC at any time ceases to be a "clearing agency" registered as such under the Exchange Act and, in either case, a successor is not appointed by the Issuer within 120 days; (ii) the Book-Entry Depositary notifies the Issuer under Section 3.08 hereof that it is unwilling or unable to continue as Book-Entry Depositary and no successor Book-Entry Depositary is appointed within 120 days; or
          (iii) the Issuer in its sole discretion executes and delivers to the Trustee an officer's certificate providing that the related Global Senior Notes shall be so exchangeable for Certificated Registered Senior Notes. The Book-Entry Depositary agrees that in such event it will promptly surrender the related Global Senior Notes held by it to the Trustee in connection with such exchange and request in writing that the Issuer execute and the Trustee authenticate and deliver without charge Certificated Registered Senior Notes, having the same interest rate, if any, and maturity and having the same terms as the Interests of the requesting owner, in authorized denominations of $10,000 and additional multiples of $1,000 for principal amounts over $10,000 thereof (except that Certificated Registered Senior Notes issued to owners of Interests in an IAI Global Senior Note shall not be issued in a principal amount of less than $250,000) and of an aggregate principal amount equal to such owner's Interests and that such Global Senior Notes will be canceled upon issuance of such Certificated Registered Senior Notes.

               The Global Senior Notes shall also be exchangeable, in whole or in part, for Certificated Registered Senior Notes if there shall have occurred and be continuing an Event of Default with respect to one or more series of the Senior Notes. In such circumstances, beneficial owners of Interests relating to the Global Senior Notes may request in writing through DTC's procedures that their Interests be exchanged for one or more Certificated Registered Senior Notes (an "Optional Certificated Security Request"). Upon receipt of any such written request, the Book-Entry Depositary shall (i) promptly surrender the relevant Global Senior Note to the Trustee and request in writing that the Trustee authenticate and deliver without charge Certificated Registered Senior Notes, having the same interest rate, if any, and maturity and having the same terms as the Interests of the requesting owner, in authorized denominations of $10,000 and additional multiples of $1,000 for principal amounts in excess of $10,000 thereof (except that Certificated Registered Senior Notes issued to owners of Interests in an IAI Global Senior Note shall not be issued in a principal amount of less than $250,000 and additional multiples of $1,000 for principal amounts over $250,000) and of an aggregate principal amount equal to such owner's Interests; and (ii) if the Global Senior Note is being exchanged (x) as a whole, then the surrendered Global Senior Note shall be canceled by the Trustee, or (y) in part, then the principal amount of the surrendered Global Senior Note shall be reduced by an endorsement on the reverse of the Global Senior Note or in exchange for a substitute Global Senior Note in the reduced principal amount. In no event will the owner of an Interest be entitled to receive Certificated Registered Senior Notes in bearer form.

               All costs (taxes, governmental charges or otherwise) related to the issuance of Certificated Registered Senior Notes will be borne by the Issuer subject to any exceptions set forth in the Indenture.

          Section 2.06.  Redemption of the Senior Notes.

               In the event that the Issuer exercises any right to redeem the Senior Notes in whole or in part, the Book-Entry Depositary, as holder of Global Senior Notes, shall, upon notice from the Issuer or the Trustee, as the case may be, surrender the Global Senior Notes at a place of payment or such other place as the Issuer may designate, and deliver such Global Senior Notes to the Trustee for cancellation or for reduction of principal amount by an endorsement on the reverse thereof or in exchange for a substitute Global Senior Note, as the case may be.

          Section 2.07.  Cancellation.

               If the Global Senior Notes are surrendered for payment, for redemption in whole or for exchange in whole for Certificated Registered Notes to any Person other than the Trustee, such Global Senior Notes shall be surrendered to the Security Registrar for cancellation.

          Section 2.08. Payments in Respect of the Book-Entry Interests and the Global Senior Notes.

               (a) Whenever the Book-Entry Depositary, as holder of the Global Senior Notes, shall receive from the Trustee (or other paying agent under the Indenture) any payment on the Global Senior Notes, such payments shall be distributed promptly to DTC on the payment date for the Global Senior Notes. The Book-Entry Depositary shall maintain a place of payment at its Corporate Trust Office in The City of New York. The payment date for the Book-Entry Interests for payment of any principal or interest shall be the same date as the payment date for the related Global Senior Notes. So long as DTC or its nominee is the registered owner of the Book-Entry Interests, such payments shall be made in accordance with the Letters of Representations.

               (b) The Book-Entry Depositary will forward to the Issuer or its agents such information from its records as the Issuer may reasonably request in writing to enable the Issuer or its agents to file necessary reports with governmental agencies, and the Book-Entry Depositary, the Issuer or their agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for DTC or the beneficial owners of Interests.

               (c) Notwithstanding any other provisions of this Agreement, the Book-Entry Depositary shall be required to pay to DTC only amounts (including Additional Amounts) received by the Book-Entry Depositary from the Issuer under the Global Senior Notes or the Guarantor pursuant to the Guarantee.

               (d) Neither the Issuer, the Guarantor nor any agent of the Issuer or the Guarantor (including but not limited to any paying agent) will have any responsibility or liability for any aspect relating to payments (including payments of Additional Amounts, if any) made or to be made by the Book-Entry Depositary to DTC in respect of the Global Senior Notes or the Book-Entry Interests. None of the Issuer, the Guarantor, the Trustee, the Book-Entry Depositary or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments (including payments of Additional Amounts, if any) made or to be made by DTC on account of a Participant's or Indirect Participant's ownership of an Interest or for maintaining, supervising or reviewing any records relating to a Participant's Interests.

          Section 2.09.  Change in Principal Amount of Global Senior Notes.

               Whenever the principal amount at maturity of the Global Senior Notes held by the Book-Entry Depositary is changed by the Trustee as a result of partial redemption or otherwise, the Book-Entry Depositary shall record on the Book-Entry Register a corresponding change in the principal amount of the related Book-Entry Interests and notify DTC of such corresponding change in accordance with the Letters of Representations.

          Section 2.10.  Record Date.

               Whenever the Book-Entry Depositary shall receive notice of any action to be taken in respect of the Book-Entry Interests or Global Senior Notes, or whenever the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date to determine who shall be entitled to take any such action or to act in respect of any such matter.

               Subject to the provisions of this Agreement, only DTC shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.

          Section 2.11. Action in Respect of the Book-Entry Interests or the Global Senior Notes.

               (a) Not later than 10 days from receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action with respect to the Book-Entry Interests or the Global Senior Notes under this Agreement or the Indenture, the Book-Entry Depositary shall mail to DTC a notice containing (i) such information as is contained in such notice,
          (ii) a statement of the record date with respect to such consent, waiver or other action, (iii) a statement that, on or prior to a specified date (which specified date may be set no later than 180 days after the record date) (the "Expiration Date"), DTC will be entitled, subject to the provisions of or governing the Book-Entry Interests or Global Senior Notes, as the case may be, to instruct the Book-Entry Depositary as to such consent, waiver or such action, and (iv) a statement specifying the manner in which such instructions may be given. Upon receipt by the Book-Entry Depositary of instructions from DTC on or prior to the Expiration Date and in the specified manner, the Book-Entry Depositary shall endeavor (insofar as practicable and permitted under the provisions of or governing the Book-Entry Interests or Global Senior Notes, as the case may be), to take such measures regarding the requested consent, waiver or other action in respect of such Book-Entry Interests or Global Senior Notes, as the case may be, as shall be in accordance with DTC's instructions subject to Section 3.03(f). The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Book-Entry Interests or Global Senior Notes, as the case may be.

               (b) DTC may direct the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary or of exercising any rights or duties conferred on the Book-Entry Depositary. However, the Book-Entry Depositary will not exercise any discretion in the granting of consents or the taking of any other action in respect of the Book-Entry Interests or the Global Senior Notes but it may refuse to follow any direction that conflicts with law or this Agreement or the Indenture or the Senior Notes, subject to Section 3.01 hereof, that the Book-Entry Depositary determines would involve it in personal liability.

          Section 2.12.  Reports and Notices.

               The Book-Entry Depositary shall promptly (and in no event later than 10 days from receipt) send to DTC a copy of any notices, reports and other communications received by it relating to the Issuer, the Senior Notes or the Book-Entry Interests.

          Section 2.13.  Additional Amounts.

               The Book-Entry Depositary shall pay to DTC any Additional Amounts, as defined in the Officer's Certificate, that have been paid by the Issuer or the Guarantor to the Book-Entry Depositary.

               At least 10 days prior to the first interest payment date, and at least 10 days prior to each succeeding interest payment date if there has been any change with respect to the matters set forth in the below-mentioned officer's certificate, the Issuer will furnish the Book-Entry Depositary with an officer's certificate instructing the Book-Entry Depositary whether such payment of principal, premium, if any, or interest on such Book-Entry Interests shall be made to DTC without deduction or withholding for or on account of any Gross-Up Taxes. If any such deduction or withholding shall be required, prior to such interest payment date the Issuer will furnish the Book-Entry Depositary with an officer's certificate that specifies the amount required to be deducted or withheld on such payment. The Issuer shall indemnify the Book-Entry Depositary, its officers, directors and employees for, and hold it and them harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any officer's certificate furnished to it pursuant to this Section 2.13.

          Section 2.14.  Changes Affecting Global Senior Notes.

               Upon any reclassification of the Global Senior Notes, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, or upon an exchange of the Global Senior Notes pursuant to the Indenture, any securities that shall be received by the Book-Entry Depositary in exchange for, in conversion of or in respect of the Global Senior Notes shall be treated as new Global Senior Notes under this Agreement and the Book-Entry Interests shall thenceforth represent beneficial interests in such new Global Senior Notes so received.


                                     ARTICLE III

                              THE BOOK-ENTRY DEPOSITARY

          Section 3.01.  Certain Duties and Responsibilities.

               (a) The Book-Entry Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Book-Entry Depositary.

               (b) In the absence of bad faith on its part, the Book-Entry Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Book-Entry Depositary and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Book-Entry Depositary, the Book-Entry Depositary shall examine the same to determine whether or not they conform to the requirements of this Agreement.

               (c) No provision of this Agreement shall be construed to relieve the Book-Entry Depositary from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                    (i) the Book-Entry Depositary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Book-Entry Depositary, unless the Book-Entry Depositary was negligent in ascertaining the pertinent facts; and

                    (ii) the Book-Entry Depositary shall not be liable with
               respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of DTC relating to the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary, or exercising any power conferred upon the Book-Entry Depositary, under this Agreement or the Indenture.

               (d) No provision of this Agreement shall require the Book-Entry Depositary to spend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability satisfactory to the Book-Entry Depositary has not been reasonably assured to it.

               (e) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Book-Entry Depositary shall be subject to the provisions of this Section 3.01.

          Section 3.02.  Events of Default.

               Upon the occurrence of any Event of Default or in connection with any other right of the holder of the Global Senior Notes under the Indenture, and if requested by notice in writing by the Registered Holder, the Book-Entry Depositary shall take such action as shall be requested in such notice in respect of the Global Senior Notes.

          Section 3.03.  Certain Rights of Book-Entry Depositary.

               Subject to the provisions of Section 3.01 hereof:

               (a) the Book-Entry Depositary may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an officer's certificate or Issuer Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (c) the Book-Entry Depositary may consult with counsel, and may rely upon the written advice of such counsel or any Opinion of Counsel and shall be protected in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (d) the Book-Entry Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Book-Entry Depositary, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Book-Entry Depositary shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior request and during normal business hours to examine the books, records and premises of the Issuer, personally or by agent or attorney;

               (e) the Book-Entry Depositary may execute any of the rights hereunder or perform any duties hereunder either directly or by or through agents or attorneys, but the Book-Entry Depositary shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it hereunder;

               (f) the Book-Entry Depositary shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of DTC, any of the rights or powers vested in it by this Agreement or the Indenture unless DTC shall have offered to the Book-Entry Depositary security or indemnity satisfactory to the Book-Entry Depositary against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

               (g) whenever in the administration of its duties under this Agreement the Book-Entry Depositary shall deem it desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, the Book-Entry Depositary (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, rely upon an officer's certificate.

          Section 3.04.  Not Responsible for Recitals or Issuance of Senior
          Notes.

               The recitals contained in the Indenture and in the Senior Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Guarantor, as the case may be, and the Book-Entry Depositary assumes no responsibility for their correctness. The Book-Entry Depositary makes no representations as to the validity or sufficiency of this Agreement, the Indenture or of the Senior Notes. The Book-Entry Depositary shall not be accountable for the use or application by the Issuer of the proceeds with respect to the Senior Notes.

          Section 3.05.  Money Held in Trust.

               Money held by the Book-Entry Depositary in trust hereunder need not be segregated from other funds held by the Book-Entry Depositary, except to the extent required by law. The Book-Entry Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Issuer. Any interest accrued on funds deposited with the Book-Entry Depositary under this Agreement shall be paid to the Issuer from time to time and DTC shall have no claim to any such interest.

          Section 3.06.  Compensation and Reimbursement.

               The Issuer agrees:

               (a) to pay to the Book-Entry Depositary from time to time such compensation as is agreed upon in writing for services rendered by it hereunder;

               (b) except as otherwise expressly provided herein, to reimburse the Book-Entry Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Book-Entry Depositary in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel, which compensation, expenses and disbursements shall be set forth in sufficient written detail to the satisfaction of the Issuer), except any such expense, disbursement or advance as may be attributable to its or their negligence, willful misconduct or bad faith; and

               (c) to indemnify the Book-Entry Depositary for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The Indemnity provided by this Section 3.06(c) shall survive the satisfaction and discharge of this Agreement pursuant to Section 4.11 hereof and the termination of this Agreement for any reason.

               In case any claim shall be made or action brought against the Book-Entry Depositary for any reason for which indemnity may be sought against the Issuer in accordance with paragraph (c) above, the Book-Entry Depositary shall promptly notify the Issuer in writing setting forth the particulars of such claim or action and the Issuer may assume the defense thereof. In the event that the Issuer elects to assume such defense and select such counsel, the Book-Entry Depositary shall have the rights to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of the Book-Entry Depositary, unless (i) the Issuer agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both the Book-Entry Depositary and the Issuer and the Book-Entry Depositary shall have been advised by its counsel that a conflict of interest between the Book-Entry Depositary and the Issuer may arise (and Issuer's counsel shall have concurred with such advise) and for this reason it is not desirable for the Issuer's counsel to represent both the Book-Entry Depositary and the Issuer (it being understood, however, that the Issuer shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for reasonable fees and expenses of more than one separate firm of attorneys for the Book-Entry Depositary (plus any local counsel retained by the Book-Entry Depositary in their reasonable judgement), which firm shall be designated in writing by the Book-Entry Depositary).
          The Book-Entry Depositary agrees to give all assistance reasonably required in connection with the conduct of any such claim or action.

          Section 3.07.  Book-Entry Depositary Required; Eligibility.

               At all times when there is a Book-Entry Depositary hereunder, such Book-Entry Depositary shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, having, together with its parents, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, state or District of Columbia authority and willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

               The Book-Entry Depositary hereunder shall at all times be the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Book-Entry Depositary shall cease to be eligible in accordance with the provisions of this Section 3.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 3.08.  Resignation and Removal; Appointment of Successor.

               (a) No resignation or removal of the Book-Entry Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary in accordance with the applicable requirements of Section 3.09 hereof or (ii) the issuance of Certificated Registered Senior Notes for all Global Senior Notes in accordance with Section 2.05 hereof and the Indenture.

               (b) The Book-Entry Depositary may at any time resign as Book-Entry Depositary with respect to the Global Senior Notes by giving written notice thereof to the Issuer and DTC, in accordance with Section 4.01 and Section 4.02 hereof, 60 days prior to the effective date of such resignation. The Book-Entry Depositary may be removed at any time upon 90 days' notice by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Book-Entry Depositary required by Section 3.09 hereof shall not have been delivered to the Book-Entry Depositary within 30 days after the giving of such notice of resignation or removal, the resigning Book-Entry Depositary may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary.

               (c)  If at any time:

                    (i) the Book-Entry Depositary shall cease to be eligible under Section 3.07 hereof, or shall cease to be eligible as Trustee under the Indenture, and shall fail to resign after written request therefor by the Issuer or by DTC, or

                    (ii) the Book-Entry Depositary shall become incapable
               of acting with respect to the Book-Entry Interests or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or of its property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by Board Resolution, may remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary, and (ii) if the Issuer shall fail to remove such Book-Entry Depositary and appoint a successor Book-Entry Depositary within 30 days of any such event, then DTC may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Book-Entry Depositary or Book-Entry Depositaries and the appointment of a successor Book-Entry Depositary, unless Certificated Registered Senior Notes have been issued in accordance with the Indenture.

               (d) If the Book-Entry Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Issuer, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary (other than the Issuer) and shall comply with the applicable requirements of Section 3.09 hereof. If no successor Book-Entry Depositary with respect to the Global Senior Notes shall have been so appointed by the Issuer and accepted appointment in the manner required by Section 3.09 within 120 days of any such resignation, removal, incapacity or vacancy, then DTC may request that Certificated Registered Senior Notes in such names and denominations as DTC shall instruct in writing with respect to such Global Senior Notes be issued. The Book-Entry Depositary will thereupon surrender such Global Senior Notes to the Trustee for cancellation and the Trustee shall distribute such Certificated Registered Senior Notes in accordance with the instructions of DTC.

               (e) The Issuer shall give, or shall cause such successor Book-Entry Depositary at the expense of the Issuer to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to DTC in accordance with Section 4.02 hereof.

               Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office.

          Section 3.09.  Acceptance of Appointment by Successor.

               (a) In case of the appointment hereunder of a successor Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry Depositary shall become effective and such successor Book-Entry Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as Book-Entry Depositary hereunder; but, on the request of the Issuer or the successor Book-Entry Depositary, such retiring Book-Entry Depositary shall
          (i) execute and deliver an instrument transferring to such successor Book-Entry Depositary all the rights and powers of the retiring Book-Entry Depositary and (ii) duly assign, transfer and deliver to such successor Book-Entry Depositary all property and money held by such retiring Book-Entry Depositary hereunder. Any retiring Book-Entry Depositary shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Book-Entry Depositary to secure any amounts then due it pursuant to Section 3.06 hereof except to the extent that such prior claim and security would breach or constitute a default under the Indenture or Senior Notes.

               (b) Upon request of any such successor Book-Entry Depositary, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Book-Entry Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section 3.09.

               (c) No successor Book-Entry Depositary shall accept its appointment unless at the time of such acceptance such successor Book-Entry Depositary shall be eligible under this Article.

               (d) Upon acceptance of appointment by any successor Book-Entry Depositary as provided in this Section 3.09, the Issuer shall give notice thereof to DTC in accordance with
          Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by
          Section 3.08(b) hereof. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Issuer.

          Section 3.10. Merger, Conversion, Consolidation or Succession to Business.

               Any Person into which the Book-Entry Depositary may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Book-Entry Depositary, shall be the successor of the Book-Entry Depositary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          Section 3.11.  Letters of Representations.

               The Book-Entry Depositary agrees to comply with all of the provisions set forth in the Letters of Representations so long as DTC is the holder of the Book-Entry Interests.

               In connection with the issuance of Book-Entry Interests to DTC, the Book-Entry Depositary and the Issuer will sign Letters of Representations with DTC, which will contain the DTC standard riders for Rule 144A, Regulation S and ERISA-restricted securities. Further, the Letters of Representations require the Book-Entry Depositary to confirm to DTC the amount of the Security (such term as used in this section shall have the meaning set forth in the Letters of Representations) registered in the name of its nominee, Cede & Co., on a daily or other periodic basis in accordance with the provisions of the FAST Balance Certificate Agreement currently in effect between The Bank of New York and DTC. In such Letters of Representations, the Book-Entry Depositary agrees that each such confirmation by the Book-Entry Depositary shall be deemed to be a statement that there are no liens, restrictions or adverse claims of the Issuer to which the Security is or may be subject. Within the context of the Letters of Representations, and as such terms are used in the Letters of Representations, the Issuer confirms that such statement, at the date hereof, is, and at the time of each such confirmation will be, true and will promptly notify the Book-Entry Depositary if such statement should cease to be true.


                                      ARTICLE IV

                               MISCELLANEOUS PROVISIONS

          Section 4.01.  Notices to Book-Entry Depositary or Issuer.

               Any request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with, the Book-Entry Depositary by DTC, by the Trustee or the Issuer or the Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Book-Entry Depositary at its Corporate Trust Office, Attention: Corporate Trust Division, Corporate Finance Group, or at any other address previously furnished in writing by the Book-Entry Depositary to DTC, the Trustee, the Guarantor and the Issuer, or the Issuer, by the Book-Entry Depositary or by DTC shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid to TXU Eastern Funding Company, c/o Crown House, 51 Aldwych, London, WC2B 4AX, England, Attention: Treasurer or at any other address previously furnished in writing to the Book-Entry Depositary by the Issuer.

          Section 4.02.  Notice to DTC; Waiver.

               Where this Agreement provides for notice to DTC of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letters of Representations) if in writing and mailed, first-class postage prepaid, to DTC at the address notified to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by DTC shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.

          Section 4.03.  Effect of Headings and Table of Contents.

               The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          Section 4.04.  Successors and Assigns.

               All covenants and agreements in this Agreement and the Senior Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

          Section 4.05.  Separability Clause.

               In case any provision in this Agreement or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

          Section 4.06.  Benefits of Agreement.

               Nothing in this Agreement, the Senior Notes or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement, provided that DTC and the beneficial owners of Interests shall be intended third-party beneficiaries of this Agreement. DTC and beneficial owners from time to time of Interests in the Book-Entry Interests shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture and the Senior Notes, by their acceptance of delivery of the Interests or beneficial interests therein.

          Section 4.07.  GOVERNING LAW.

               THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          Section 4.08.  Jurisdiction.

               (a) The Issuer agrees that any legal suit, action or proceeding against the Issuer brought by the Book-Entry Depositary arising out of or based upon this Agreement may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and, until the satisfaction and discharge of this Agreement pursuant to Section 4.11 hereof, irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.

               (b) The Issuer has appointed Thelen Reid & Priest LLP at 40 West 57th Street, New York, New York 10019, as its authorized agent (the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in the Supreme Court of New York, New York County or the United States District Court for the Southern District of New York by DTC or the Book-Entry Depositary, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Book-Entry Depositary in any competent court in England or Wales.

               (c) To the extent that the Issuer may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Issuer irrevocably agrees with respect to any matter arising under this Deposit Agreement for the benefit of the Registered Holder from time to time of the Book-Entry Interests, not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

          Section 4.09.  Counterparts.

               This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          Section 4.10.  Inspection of Agreement.

               A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection by DTC.

          Section 4.11.  Satisfaction and Discharge.

               This Agreement upon Issuer Order shall cease to be of further effect, and the Book-Entry Depositary, at the expense of the Issuer shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) either (a) the Indenture has been satisfied and discharged pursuant to the provisions thereof or (b) Certificated Registered Senior Notes have been issued and all of the Global Senior Notes have been canceled in accordance with the provisions of Section 2.07 and the Indenture, (ii) the Issuer has paid or caused to be paid all sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Book-Entry Depositary an officer's certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

          Section 4.12.  Amendments.

               The Issuer and the Book-Entry Depositary may amend this Agreement without the consent of DTC or beneficial owners of Interests in the Senior Notes:

               (a) to cure any formal defect, omission, inconsistency or ambiguity herein;

               (b) to add to the covenants and agreements of the Issuer or the Book-Entry Depositary;

               (c) to effect the assignment of the Book-Entry Depositary's rights and duties to a qualified successor as provided herein;

               (d) to comply with any requirements of the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Trust Indenture Act, or any other applicable securities laws;

               (e) to modify this Agreement in connection with an amendment to the Indenture that does not require the consent of DTC; or

               (f) to modify, alter, amend or supplement this Agreement in any other respect not inconsistent with this Agreement which, in the opinion of counsel acceptable to the Issuer, is not materially adverse to DTC or the beneficial owners of Interests.

               The Issuer and the Book-Entry Depositary, with the consent of DTC, can make such changes as are necessary to effect and implement a substitution of a successor depositary for DTC.

               Except as set forth in this Section 4.12, no amendment which materially adversely affects DTC or beneficial owners of Interests may be made to this Agreement without the consent of DTC or such beneficial owner.

          Section 4.13.  Book-Entry Depositary To Sign Amendments.

               The Book-Entry Depositary shall sign any amendment authorized pursuant to Section 4.12 hereof if the amendment does not materially adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may, but need not sign it.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                        TXU EASTERN FUNDING COMPANY



                                        By: /s/ Kirk R. Oliver
                                           --------------------------
                                           Name: Kirk R. Oliver
                                           Title: Authorized Attorney


                                        TXU EASTERN FUNDING COMPANY



                                        By: /s/ Michael J. McNally
                                           -------------------------
                                           Name: Michael J. McNally
                                           Title: Director


                                        THE BANK OF NEW YORK,
                                         as Book-Entry Depositary



                                        By: /s/ Walter N. Gitlin
                                           -------------------------
                                           Name: Walter N. Gitlin
                                           Title: Vice President

                                                                  EXHIBIT A

                              [CERTIFICATE OF TRANSFER]


                             TXU EASTERN FUNDING COMPANY
                                   . % NOTES DUE .


           FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
          [                          ]
                                        -----------------------------------
                                        Name and address of assignee
                                        must be printed or typewritten.


          $
           ---------------------------------------------------------------
          principal amount of beneficial interest in the referred Security of the Company and does hereby irrevocably constitute and appoint


          -----------------------------------------------------------------
          to transfer the said beneficial interest in such Security, with full power of substitution in the premises.


          The undersigned certifies that said beneficial interest in such Security is being resold, pledged or otherwise transferred as follows: (check one)

          [ ]  to the Company or the Guarantor;

          [ ] to a Person whom the undersigned reasonably believes is a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

          [ ] in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act;

          [ ] to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring said beneficial interest in such Security for investment purposes and not for distribution (attach a copy of an Accredited Investor Letter in the form provided by the Company or the Trustee signed by an authorized officer of the transferee);

          [ ]  as otherwise permitted by the non-registration legend; or

          [ ] as otherwise agreed by the Company or the Guarantor, as the case may be, confirmed in writing to the Trustee, as follows: [describe]


          -----------------------------------------------------------------

          -----------------------------------------------------------------


          Dated:
                ------------------------     ------------------------------

                                                                  EXHIBIT B

                              ACCREDITED INVESTOR LETTER



          Ladies and Gentlemen:

               In connection with our proposed purchase of a beneficial
          interest in the       % Senior Notes due          (the "Senior
          Notes") issued by TXU Eastern Funding Company ("Issuer") and guaranteed by TXU Eastern Holdings Limited ("Guarantor") under an Indenture dated as of May 1, 1999 among the Issuer, the Guarantor and the Bank of New York, as trustee ("Trustee"), we confirm and certify that:


                    1. We have received a copy of the Offering Memorandum (the "Offering Memorandum") relating to the Senior Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the caption NOTICE TO INVESTORS in such Offering Memorandum, and the restrictions on duplication or circulation of, or disclosure relating to, such Offering Memorandum.

                    2. We understand that any subsequent transfer of beneficial interests in the Senior Notes is subject to certain restrictions and conditions set forth in the Indenture relating to Senior Notes (the "Indenture") and that any subsequent transfer of beneficial interests in the Senior Notes is subject to certain restrictions and conditions set forth under NOTICE TO INVESTORS in the Offering Memorandum, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer beneficial interests in the Senior Notes except in compliance with such restrictions and conditions and the US Securities Act of 1933, as amended ("Securities Act").

                    3. We understand that the offer and sale of beneficial interests in the Senior Notes have not been registered under the Securities Act, and that beneficial interests in the Senior Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any beneficial interests in Senior Notes, we will do so only (A) to the Issuer or Guarantor, (B) in accordance with Rule 144A under the Securities Act to a person whom we reasonably believe is a "qualified institutional buyer" (as defined therein), (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Senior Notes from us a notice advising such purchaser that resales of beneficial interests in the Senior Notes are restricted as stated herein.

                    4. We understand that, on any proposed resale of any beneficial interests in Senior Notes pursuant to Rule 144 or Regulation S under the Securities Act, we will be required to furnish to the Trustee, Guarantor and Issuer such certifications, opinion of counsel or other information as the Trustee, Guarantor and Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Notes in which we purchase a beneficial interest will bear a legend to the foregoing effect.

                    5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the beneficial interests in Senior Notes, and we and any accounts for which are acting are each able to bear the economic risk of our or its investment.

                    6. We are acquiring the beneficial interests in Senior Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion for investment purposes and not for distribution in violation of the Securities Act.

                    7. No part of the funds to be used to purchase the beneficial interests in Senior Notes to be purchased by us constitutes assets which are directly or indirectly the assets of any employee benefit plan such that the use of such assets constitutes a non-exempt prohibited transaction under the US Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the US Internal Revenue Code of 1986, as amended. As used in this paragraph, the term "employee benefit plan" shall have the meaning assigned to such terms in Section 3 of ERISA.

               You, the Issuer, the Guarantor and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                             Very truly yours,


                                             By:
                                                ---------------------------
                                                Name:
                                                Title: